Exhibit (l)

May 4, 2015

Freedom Capital Corporation

2200 Wilson Boulevard

Suite 805

Arlington, Virginia 22201

Ladies and Gentlemen:

We have acted as special counsel to Freedom Capital Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form N-2, File No. 333-202461 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration and issuance and sale by the Company of up to 50,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

As such special counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation (a) the Amended and Restated Articles of Incorporation of the Company, (b) the Amended and Restated Bylaws of the Company, and (c) certain resolutions adopted by the board of directors of the Company.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been duly issued and delivered against payment therefore in accordance with the terms of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

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The foregoing opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

The foregoing opinion is limited to the Maryland General Corporation Law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Shulman, Rogers, Gandal, Pordy & Ecker, P.A.